Exhibit 10.1

EXECUTION VERSION

PERFORMANCE AWARD

UNDER THE

2007 OMNIBUS STOCK AND INCENTIVE PLAN

FOR

CAPITAL SENIOR LIVING CORPORATION

Effective as of _____________, ______ (“Date of Grant”), a PERFORMANCE AWARD (“Award”) was granted by Capital Senior Living Corporation (the “Company”) to ___________________ (the “Holder”). This Performance Award is in all respects subject to the terms, definitions and provisions, of the 2007 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation (the “Plan”),  and  all  of  which are  incorporated herein  by  reference,  except  to  the  extent otherwise expressly provided in this Award.

1.    Performance Award.  The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of _______________ Shares of the Company (“Award Restricted Shares”) subject to the Plan and to the terms and conditions set forth in this Award, including, without limitation, the Restrictions more specifically set forth in Section 4 below (“Restrictions”), and further subject to Holder's  execution of this Award agreement.

2.    Vesting of Award Restricted Shares.

(a)    The Award shall be one hundred percent (100%) unvested as of the Date of Grant.  Except as otherwise provided in the Plan and this Award, the Award Restricted Shares shall vest and become non-forfeitable (referred to hereafter as “Vested Shares”) on the later of (i) the third (3rd) anniversary of the Date of Grant (such date, the “Scheduled Vesting Date”) or (ii) the date that the Committee certifies the performance results as described on Schedule I attached hereto (the “Performance Vesting Date”), provided that the Holder remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date or the Performance Vesting Date, as applicable.  The Holder shall be entitled to receive that number of Award Restricted Shares (if any) equal to (x) the Performance Leverage Factor (as defined on Schedule I) multiplied by (y) the Target Restricted Shares (as defined on Schedule I).

(b)    Except as otherwise provided in this Section 2, in the event that the Holder’s continuous service is terminated by the Company or by the Holder for any reason, the Holder shall forfeit the unvested Award as of the Holder’s termination date.

(c)    In the event that the Holder’s continuous service is terminated by the Company due to the Holder’s death or Disability (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), the unvested Award shall immediately vest in the amount of the Target Restricted Shares.

3.    Change in Control. Immediately prior to a Change in Control, the Target Restricted Shares shall convert into time-based Award Restricted Shares and the Award shall vest on the Scheduled Vesting Date (without regard to achievement of any of the Performance Measures set forth on Schedule I), provided that the Holder remains in continuous service with the Company or any of its Subsidiaries on the Scheduled Vesting Date.  Notwithstanding any provision herein to the contrary, (i) if the Committee has made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, then in the event that the Holder’s continuous service is terminated (A) by the Company due to death or Disability following the occurrence of the Change in Control, the unvested Award shall immediately fully vest, or (B) by the Company other than for Cause (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), and other than due to death or Disability, or by the Holder for Good Reason (as defined in such Holder’s employment agreement), in each case within one (1) year following the occurrence of the Change in Control, the unvested Award shall immediately fully vest; or (ii) if the Committee has not made a provision for the substitution, assumption, exchange or other continuation of the Award in connection with a Change in Control, the unvested Award shall fully vest immediately prior to the Change in Control.

4.    Restriction - Forfeiture of Award Restricted Shares. The Award Restricted Shares are each subject to the restrictions (“Restrictions”) that (i) all rights of Holder to any Award Restricted Shares which have not become Vested Shares shall, automatically and without notice, terminate and be permanently forfeited on the date Holder, for any reason, ceases to be employed by the Company, except as otherwise stated herein; and (ii) all rights of Holder to the specified percentage of Award Restricted  Shares which have  not  become  Vested  Shares  because the  Performance  Measures  have  not  been satisfied shall, automatically and without notice, terminate and be permanently forfeited.

5.    Withholding. On the date Award Restricted Shares become Vested Shares, the minimum withholding required to be made by the Company shall be paid by Holder to the Company in cash.

6.    Issuance of Shares. During the Restricted Period (as defined in the Plan), the certificates representing the Award Restricted Shares, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions and the existence of this Award.  Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Award Restricted Shares which shall be forfeited in accordance with the terms of this Award.  The Company will retain custody of all related Restricted Share Distributions, which will be subject to the same Restrictions, terms, and conditions as their related Award Restricted Shares, until Holder is entitled to receive Vested  Share certificates for the such  Award Restricted Shares; and provided, further, that  the Restricted Share Distributions  which relate to Award Restricted Shares which are forfeited, shall be forfeited on the same date as such Award Restricted Shares are forfeited; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that on the date of any material breach of any terms of this Award, as reasonably determined by the Committee (as defined in the Plan), there shall be, automatically and without notice, an immediate forfeiture of all of both Award Restricted Shares and Restricted Share Distributions.

Award Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and, without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Award Restricted Shares, nor the related Restricted Share Distributions, unless and until they become Vested Shares.

7.    Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

8.    No Transfers Permitted. Without limitation, the rights under this Award are not transferable.

9.    Section 83(b) Election. Holder may elect under Section 83(b) of the Code to include  in his or her gross income, for his or her taxable  year in  which the Award Restricted Shares are transferred to such Holder under this Award, the excess of the fair market value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Award Restricted Shares at the Date of Grant, over the amount (if any) paid for the Award Restricted Shares. If the Holder makes the

Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the minimum withholding taxes required to be made by the Company.

10.    Interpretation.

(a)    If any provision of this Award is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Award shall be construed and enforced as if such provision had never been included in the Award.

(b)    THIS AWARD SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(c)    Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award.

(d)    Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

Dated as of this _____ day of ____________, ______.

CAPITAL SENIOR LIVING CORPORATION

By:
Name:
Title:

SCHEDULE I

PERFORMANCE MEASURES

Except as may otherwise be provided herein, the Award Restricted Shares shall become Vested Shares based on the achievement of specified levels of the Performance Measure(s) for the Performance Period and TSR Performance Period (as applicable), as set forth below.

Target Restricted Shares =                            Shares

I.	Adjusted EBITDAR

The Performance Leverage Factor will be weighted 100% based on the achievement of Adjusted EBITDAR (as defined below) for the Company’s _______ fiscal year (such fiscal year, the “Performance Period”), as follows:

Achievement Level	Adjusted EBITDAR Goal	Achievement Percentage (vs. Target)	Payout Percentage of Target
Maximum	$__________	115%	150%
Target	$__________	100%	100%
Threshold	$__________	85%	50%

If the Adjusted EBITDAR Achievement Percentage for the Performance Period is greater than Threshold Achievement Level and less than Target Achievement Level, or greater than Target Achievement Level and less than Maximum Achievement Level, then the Adjusted EBITDAR Achievement Percentage (and, in turn, the Adjusted EBITDAR Payout Percentage) shall be determined based on linear interpolation between the applicable Achievement Levels.  If Adjusted EBITDAR Achievement Percentage for the Performance Period is equal to or greater than the Maximum Achievement Level, then the Adjusted EBITDAR Payout Percentage shall be capped at 150%.

For the avoidance of doubt, if the Adjusted EBITDAR Achievement Percentage achieved for the Performance Period is less than Threshold Achievement Level, then the Adjusted EBITDAR Payout Percentage shall be zero.

“Adjusted EBITDAR” is defined as income from operations before provision for income taxes, interest, depreciation and amortization (including non-cash charges), facility lease expense, non-cash compensation expense, and provision for bad debts.

II.	Relative TSR Modifier

The Performance Leverage Factor will be further adjusted based on the Company’s Total Stockholder Return (as defined below) in relation to the total stockholder return of the companies in the Peer Group (as defined below), expressed as a percentile, during the period commencing on January 1, ______ and ending on December 31, ________ (the “TSR Performance Period”), as follows:

Achievement Level	Goal	Relative TSR Modifier Adjustment
Maximum	75th Percentile	+25%
Target	50th Percentile	0%
Threshold	25th Percentile	-25%

The Company’s Total Stockholder Return percentile is the percentage of the companies in the Peer Group with a Total Stockholder Return that is lower than the Company’s Total Stockholder Return.  If the Company’s performance for the TSR Performance Period is greater than Threshold Achievement Level and less than Target Achievement Level, or greater than Target Achievement Level and less than Maximum Achievement Level, then the Relative TSR Modifier Adjustment shall be determined based on linear interpolation between the applicable Achievement Levels.  If the Company’s performance for the TSR Performance Period is equal to or greater than the Maximum Achievement Level, then the Relative TSR Modifier Adjustment shall be +25% (i.e., 0.25).  If the Company’s performance for the TSR Performance Period is equal to or less than the Threshold Achievement Level, then the Relative TSR Modifier Adjustment shall be -25% (i.e., negative 0.25).

Certain Definitions:

(a)

“Average Per Share Closing Price” means the average of the daily closing prices per share of Company common stock (or share of common stock of each other company in the Peer Group, as applicable), as reported on the securities exchange constituting the primary market for such common stock for all trading days falling within an applicable 30 market trading day period as described below for the Total Stockholder Return.

(b)

“Peer Group” means the companies listed on Exhibit A, including the Company; provided, however, that if a company in the Peer Group ceases to trade for more than 30 market trading days on a securities exchange due to bankruptcy at any point during the TSR Performance Period, then such company shall have the lowest ranking in the Peer Group.  If a company in the Peer Group ceases to trade for more than 30 market trading days on a securities exchange (whether pursuant to merger, acquisition, or otherwise (other than bankruptcy)) at any point during the TSR Performance Period, then such company shall be removed from the Peer Group.

(c)

“Total Stockholder Return” means, for the shares of Company common stock and the shares of common stock of each company in the Peer Group, the quotient, expressed as a percentage, of (a) the result of (i) the Average Per Share Closing Price for the 30 market trading days ending on the last market trading day of the TSR Performance Period plus (ii) the cumulative dividends paid per Share during the TSR Performance Period, assuming no further reinvestment of such dividends, minus (iii) the Average Per Share Closing Price for the 30 market trading days ending on the last market trading day immediately preceding the first day of the TSR Performance Period; divided by (b) the Average Per Share Closing Price for the 30 market trading days ending on the last market trading day immediately preceding the first day of the TSR Performance Period.  The Committee shall make appropriate and equitable adjustments to the computation of

Total Stockholder Return to take into account stock dividends, stock splits, reverse stock splits and similar events that occur prior to the expiration of the TSR Performance Period.  If a company has more than one class of common stock outstanding, then only the class of common stock that is traded on a securities exchange shall be taken into account, and if there is more than one such class the Total Stockholder Return for such company shall be computed using the aggregate values of and distributions on all such classes.

Performance Leverage Factor

The Performance Leverage Factor (expressed as a percentage) shall be determined as the product of (A) multiplied by (B), where:

(A) is Adjusted EBITDAR Payout Percentage;

and

(B) is the sum of 1 plus the Relative TSR Modifier Adjustment.

For example, if the Company’s performance in Section II (Relative TSR Modifier) for the TSR Performance Period is (x) equal to or greater than the Maximum Achievement Level, then (B) above is computed to be 1.25; or (y) equal to or less than the Threshold Achievement Level, then (B) above is computed to be 0.75.

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Capital Senior Living Corporation the Award Restricted Shares subject to this Award, standing in the undersigned's name on the books of said Capital Senior Living Corporation, represented by a Stock Certificate herewith and do hereby irrevocably constitute and appoint the corporate secretary of Capital Senior Living Corporation as attorney to transfer the said stock on the books of Capital Senior Living Corporation with full power of substitution in the premises.

Dated

Name, Holder

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award, Memorandum of the Plan, and the Plan and First and Second Amendments, (ii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iii) my understanding of the terms and provisions of this Award, and (iv) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under this Award or the Plan.

Dated

Name, Holder

EXHIBIT A

Peer Group